Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Agreement”) dated as of September 12, 2014, is by and among SANTANDER BANK, N.A. (formerly known as Sovereign Bank, N.A.) as agent for the Lenders hereunder (in such capacity, together with its successors in such capacity, the “Agent”), each of the lenders that is a party or signatory hereto and identified under the caption “LENDERS” on the signature pages hereto or that shall become a “Lender” thereunder (individually, a “Lender” and, collectively, the “Lenders”), and FULL CIRCLE CAPITAL CORPORATION, a Maryland corporation having an office at 102 Greenwich Avenue, 2nd Floor, Greenwich, CT 06830 (the “Borrower”).

WITNESSETH:

WHEREAS, the Agent, the Lenders and the Borrower entered into a certain Credit Agreement dated June 3, 2013, as previously amended (collectively, the “Credit Agreement”), pursuant to which the Lenders agreed to extend certain credit and make certain loans to the Borrower; and

WHEREAS, the Borrower has requested the Agent and the Lenders, and the Agent and the Lenders have agreed, to make certain amendments to the Credit Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Defined Terms. Except as otherwise indicated herein, all words and terms defined in the Credit Agreement shall have the same meanings when used herein.

2.                  Amendments to Credit Agreement and other Loan Documents.

(a)                The definitions “Eligible Loan Receivable” and “Security Value of Eligible Loans Receivable” appearing in Section 1.1 of the Credit Agreement are hereby renamed, respectively, “Eligible Asset Based Loan Receivable” and “Security Value of Eligible Asset Based Loans Receivable,” and such definitions are amended and restated pursuant to Section 2(b) of this Agreement. All references in the Credit Agreement to Eligible Loan Receivable and Security Value of Eligible Loans Receivable shall hereafter be deemed to be references, respectively, to Eligible Asset Based Loan Receivable and Security Value of Eligible Asset Based Loans Receivable.

(b)               The following definitions appearing in Section 1.1 of the Credit Agreement are hereby amended to read in their entirety as follows:

“Average Excess Availability” means, as of the final day of each calendar month or other measurement period specified in this Agreement, the arithmetic average of the Excess Availability as reflected on all Borrowing Base Certificates submitted by the Borrower during such calendar month or other measurement period.

“Borrowing Base” means at any time an amount equal to:

(i)               the FCC Loan Availability; minus

(ii)              the FCC Borrower Overage; minus

(iii)             the Minimum Excess Availability; minus

(iv)             such reserves as the Agent may deem proper and necessary from time to time in its sole discretion.

“Borrowing Base Certificate” means a certificate, in substantially the form of Exhibit E hereto or such other form acceptable to the Agent, by which the Borrower calculates the Borrowing Base, together with all back-up or supporting information or documentation required by the Agent. For the avoidance of doubt, the amounts contained in Exhibit E are for illustrative purposes only and have no bearing on the actual Borrowing Base as reflected in the Borrowing Base Certificates submitted by the Borrower from time to time.

“Eligible Asset Based Loan Receivable” means an Asset Based Loan Receivable (with the corresponding Asset Based Loan valued at the lesser of (i) the outstanding principal balance thereof, (ii) its Fair Value as reflected in the Borrower’s most recent SEC filing that addresses the Fair Value of FCC Loans or, if a particular Asset Based Loan is not referenced in such filing, as reflected in the most recent External Valuation Report or the Borrower’s records and (iii) the amount determined by the Agent based upon its reasonable assessment of the quality and nature of the Asset Based Loan) that meets all of the following requirements on its date of origination and continuing thereafter until collected:

(a) such Loan Receivable arises from an FCC Loan which was underwritten and closed in compliance with the Credit Policy;

(b) such Loan Receivable is evidenced by loan documentation substantially similar to the loan documentation heretofore used by the Borrower and disclosed to the Agent and, in all events, in form and substance acceptable to the Agent;

(c) the amount of such Loan Receivable is based upon and limited by (i) a borrowing base, evidenced by a borrowing base certificate which the FCC Borrower is required to submit not less frequently than monthly, setting forth advance rates for eligible accounts receivable and/or eligible inventory, or (ii) an appraisal or other valuation acceptable to the Agent for assets securing the underlying FCC Loan;

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(d) no payment default exists under the FCC Loan giving rise to such Loan Receivable, the FCC Borrower is in material compliance with all other covenants contained in the documentation evidencing and securing the FCC Loan, and the Borrower or Guarantor (in its capacity as lender), as applicable, has not declared a default or event of default under such FCC Loan, in each case without giving effect to any waiver, extension, forbearance or modification granted by the Borrower or Guarantor, unless such waiver, extension, forbearance or modification has been approved in writing by the Agent;

(e) such Loan Receivable has an Internal Rating of 1, 2 or 3 and, to the extent applicable, the ratio of the Fair Value over the cost basis of such FCC Loan is not less than 93%; provided, however, if the External Rating Firm responsible for the Fair Value Rating uses a range, the Fair Value Rating shall, for purposes of this subsection (e), be deemed the mid-point of such range and provided further, if the Internal Rating of a Loan Receivable has been upgraded to 1, 2 or 3 from a prior Internal Rating of 4 or 5, the Borrower shall have provided notification of such upgrade and, upon request, an explanation therefor, which is acceptable to the Agent in its sole but reasonable discretion;

(f) such Loan Receivable is not evidenced by chattel paper, a note or an instrument of any kind, unless the original of the same has been delivered to the Agent or the Custodian with any necessary endorsement (including an allonge) sufficient to grant the Agent a first position, perfected Lien on the chattel paper, note or instrument;

(g) the FCC Loan giving rise to such Loan Receivable is secured by a first position, perfected Lien on substantially all of the assets of the FCC Borrower and any other assets which, in accordance with the applicable underwriting approvals or loan documentation, were intended to serve as collateral for the FCC Loan;

(h) all tangible assets of the FCC Borrower securing the Loan Receivable are covered by full replacement cost, extended coverage casualty insurance, and the FCC Borrower is covered under a policy of liability insurance (broad form), the premiums for which are fully paid, the limits and deductibles for which are customary for the industry or business of the FCC Borrower, and the Borrower or the Guarantor that made the FCC Loan is in possession of a current certificate evidencing the same and naming the Borrower or such Guarantor as loss payee and as an additional insured;

(i) the FCC Borrower with respect to such Loan Receivable (i) is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, which might have a materially adverse effect on the business of such FCC Borrower, (ii) is the subject of any such bankruptcy or insolvency proceeding, but the FCC Loan was extended pursuant to a debtor-in-possession or other financing order of a bankruptcy court, which order is satisfactory to the Agent in its sole but reasonable discretion, or (iii) is not, in the judgment of the Agent, deemed ineligible for credit for any other reason;

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(j) if the FCC Borrower with respect to such Loan Receivable is a corporation, limited liability company, general or limited partnership or other business entity, such FCC Borrower is organized under the laws of the United States of America, any state thereof or Puerto Rico and has its corporate headquarters or another principal place of business located in the United States of America, any state thereof or Puerto Rico;

(k) such Loan Receivable is a valid, legally enforceable obligation of the FCC Borrower with respect thereto and is not subject to any present or contingent, and no facts exist which are the basis for any future, offset, counterclaim or other defense on the part of such FCC Borrower, including without limitation, any claim or alleged claim of lender liability;

(l) the Agent has a first position, perfected Lien on such Loan Receivable, which is subject to no other Lien, other than Permitted Liens;

(m) the FCC Borrower with respect to such FCC Loan is not an Affiliate of the Borrower or any Guarantor;

(n) such Loan Receivable is not subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

(o) such Loan Receivable (or portion thereof) does not represent amounts owing as a late fee, interest (including, without limitation, “payment in kind” interest), prepayment premium or other fees or charges;

(p) the FCC Borrower with respect to such Loan Receivable is not the United States government or any instrumentality or agency thereof;

(q) the FCC Borrower is not a business development company or a regulated investment company, as such terms are defined under the 1940 Act;

(r) such Loan Receivable is not owned or held by an SBIC Subsidiary;

(s) unless otherwise approved by the Agent in writing in its sole but reasonable discretion, such FCC Loan at no time constituted a Cash Flow Loan; and

(t) such Loan Receivable (or any portion thereof) is not deemed ineligible by the Agent for any other reason in the exercise of its sole but reasonable judgment.

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“Eligible Cash Flow Loan Receivable” means the principal portion of an FCC Loan (valued at the lesser of (i) the outstanding principal balance thereof, (ii) its Fair Value as reflected in the Borrower’s most recent SEC filing that addresses the Fair Value of FCC Loans or, if a particular Cash Flow Loan is not referenced in such filing, as reflected in the most recent External Valuation Report or the Borrower’s records and (iii) the amount determined by the Agent based upon its reasonable assessment of the quality and nature of the Cash Flow Loan) that satisfies all of the criteria for an Eligible Asset Based Loan Receivable, except that the amount of the FCC Loan (A) is not determined in accordance with a borrowing base, appraisal or other valuation and, accordingly, does not satisfy the criteria set forth in subsection (c) of the definition Eligible Asset Based Loan Receivable and (B) does not exceed sixty-five percent (65%) of the enterprise value of the FCC Borrower as established to the reasonable satisfaction of the Borrower; provided, however, the amount of the FCC Loan that would constitute an Eligible Cash Flow Loan Receivable but for the provisions of this clause (B) shall constitute an Eligible Cash Flow Loan Receivable to the extent of sixty-five percent (65%) of the enterprise value of the FCC Borrower.

“FCC Borrower Overage” means, with respect to all FCC Loans under which a single FCC Borrower or any of its Affiliates is the borrower, the amount by which the Security Value of Eligible Asset Based Loans Receivable plus the Security Value of Eligible Cash Flow Loans Receivable plus the Security Value of Eligible Second Lien Loans Receivable exceed $6,000,000 or such greater amount as may be approved by the Required Lenders.

“FCC Loan” means a loan or extension of credit made by the Borrower or a Guarantor to an FCC Borrower, including without limitation, an Asset Based Loan, a Cash Flow Loan and a Second Lien Loan.

“FCC Loan Availability” means the lesser of:

(A)        (i) the Security Value of Eligible Asset Based Loans Receivable; plus

(ii) the Security Value of Eligible Cash Flow Loans Receivable; plus

(iii) the Security Value of Eligible Second Lien Loans Receivable; provided, however, the Security Value of Eligible Second Lien Loans Receivable shall not exceed 20% of the lesser of the Revolving Commitment or the Borrowing Base;

provided, further, that the Security Value of Eligible Cash Flow Loans Receivable plus the Security Value of Eligible Second Lien Loans Receivable, in each case for which the FCC Borrower’s Leverage Ratio is greater than 5.5:1.0, shall not exceed 10% of the lesser of the Revolving Commitment or the Borrowing Base or

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(B) sixty percent (60%) of the sum of (i) Eligible Asset Based Loans Receivable, plus (ii) Eligible Cash Flow Loans Receivable, plus (iii) Eligible Second Lien Loans Receivable.

“Loan Receivable” means, as to each FCC Loan, all principal owing to the Borrower or a Guarantor (in its capacity as lender) under such FCC Loan, including without limitation, principal owing under (i) an Asset Based Loan (an “Asset Based Loan Receivable”), (ii) a Cash Flow Loan (a “Cash Flow Loan Receivable”) and (iii) a Second Lien Loan (a “Second Lien Loan Receivable”).

“Minimum Excess Availability” means $3,500,000.

“Revolving Commitment” means $45,000,000, as such amount may be increased from time to time pursuant to Section 2.1 of this Agreement.

“Security Value of Eligible Asset Based Loans Receivable” means the Applicable Percentage, or such lesser percentage as the Agent may determine to be appropriate from time to time based upon the Agent’s assessment of the quality and nature of the Eligible Asset Based Loans Receivable taken as a whole, of each Asset Based Loan included in determining the Security Value of Eligible Asset Based Loans Receivable; provided, however, the Security Value of Eligible Asset Based Loans Receivable with respect to which The Finance Company, LLC is the FCC Borrower is $1,200,000.

“Security Value of Eligible Cash Flow Loans Receivable” means the Applicable Percentage, or such lesser percentage as the Agent may determine to be appropriate from time to time based upon the Agent’s reasonable assessment of the quality and nature of the Eligible Cash Flow Loans Receivable taken as a whole, of each Cash Flow Loan included in determining the Security Value of Eligible Cash Flow Loans Receivable.

(c)                The following definitions are hereby added to, and inserted alphabetically in, Section 1.1 of the Credit Agreement:

“Applicable Fiscal Quarter” means each quarter during a Fiscal Year in which the Excess Availability remains less than $15,000,000 for 15 consecutive days.

“Applicable Percentage” means:

(i) with respect to each Asset Based Loan included in determining the Security Value of Eligible Asset Based Loans Receivable, (A) 80%, for amounts of the Asset Based Loan extended on the basis of advance rates that do not exceed 85% of eligible accounts receivable, 50% of eligible inventory, 50% of the appraised value of equipment securing the Asset Based Loan or, in the case of real property collateral, 50% of the appraised, fair market value of such real property or (B) 20%, for the amount of the Asset Based Loan in excess of the amount calculated in accordance with the advance rates set forth in the preceding clause (A);

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(ii) with respect to each Cash Flow Loan included in determining the Security Value of Eligible Cash Flow Loans Receivable, (A) 50%, if the FCC Borrower with respect to such FCC Loan has generated EBITDA of not less than $3,500,000 and the FCC Borrower’s Leverage Ratio is less than or equal to 4.0:1.0, (B) 40%, if the FCC Borrower with respect to such FCC Loan has generated EBITDA of not less than $3,500,000 and the FCC Borrower’s Leverage Ratio is greater than 4.0:1.0 but less than or equal to 5.5:1.0 or (C) 40%, if the FCC Borrower with respect to such FCC Loan has generated EBITDA of not less than $10,000,000 and the FCC Borrower’s Leverage Ratio is greater than 5.5:1.0, provided, however, the 40% advance rate will apply only to the amount of the FCC Loan that does not result in the FCC Borrower’s Leverage Ratio exceeding 5.5:1.0; and

(iii) with respect to each Second Lien Loan included in determining the Security Value of Eligible Second Lien Loans Receivable, (A) 50%, if the Second Lien Collateral Coverage is equal to or greater than 100% and the FCC Borrower with respect to such FCC Loan has generated EBITDA of not less than $7,500,000 and the FCC Borrower’s Leverage Ratio is less than or equal to 4.0:1.0, (B) 40%, if the Second Lien Collateral Coverage is less than 100% and the FCC Borrower with respect to such FCC Loan has generated EBITDA of not less than $7,500,000 and the FCC Borrower’s Leverage Ratio is less than or equal to 5.5:1.0 or (C) 40%, if the FCC Borrower with respect to such FCC Loan has generated EBITDA of not less than $10,000,000 and the FCC Borrower’s Leverage Ratio is greater than 5.5:1.0, provided, however, the 40% advance rate will apply only to the amount of the FCC Loan that does not result in the FCC Borrower’s Leverage Ratio exceeding 5.5:1.0.

“Asset Based Loan” means a loan to an FCC Borrower (a) secured by a first position perfected Lien on substantially all of the assets of the FCC Borrower and all other assets which, in accordance with the applicable underwriting approvals or loan documentation, were intended to serve as collateral for such FCC Loan and (b) the amount of which is based upon and limited by (i) a borrowing base, evidenced by a borrowing base certificate which the FCC Borrower is required to submit not less frequently than monthly, setting forth advance rates for eligible accounts receivable and/or eligible inventory or (ii) an appraisal or other valuation acceptable to the Agent for equipment and/or real property securing the underlying FCC Loan.

“Asset Coverage Ratio” means, with respect any Person, as of any date of determination, the ratio of (a) total assets determined in accordance with GAAP to (b) Funded Debt.

“Cash Flow Loan” means a loan to an FCC Borrower (i) secured by a first position perfected Lien on substantially all of the assets of the FCC Borrower and all other assets which, in accordance with the applicable underwriting approvals or loan documentation, were intended to serve as collateral for such FCC Loan and (ii) the amount of which is not based upon or limited by a borrowing base, appraisal or other valuation of collateral.

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“EBITDA” means, for any measurement period, net income of any Person for such period plus, without duplication and to the extent deducted in calculating net income (i) the sum of (a) interest expense for such period, (b) the sum of federal, state, local and foreign income taxes paid in cash during such period, (c) depreciation and amortization expense for such period, and (d) any extraordinary or non-recurring items reducing net income for such period to the extent approved by the Agent in its sole discretion, minus (ii) any extraordinary or non-recurring items increasing net income for such period to the extent approved by the Agent in its sole discretion. Except as otherwise approved in writing by the Agent in its sole discretion, EBITDA, to the extent it has to be measured for purposes of this Agreement (for the Borrower, the Guarantors, each FCC Borrower and all other Persons), shall for all purposes be measured on a trailing 12-month basis.

“Eligible Second Lien Loan Receivable” means the principal portion of a FCC Loan (valued at the lesser of (i) the outstanding principal balance thereof, (ii) its Fair Value as reflected in the Borrower’s most recent SEC filing that addresses the Fair Value of FCC Loans or, if a particular Second Lien Loan in not referenced in such filing, as reflected in the most recent External Valuation Report or the Borrower’s records and (iii) the amount determined by the Agent based upon its reasonable assessment of the quality and nature of the Second Lien Loan) that satisfies all criteria for an Eligible Cash Flow Loan Receivable, except that (a) it is secured by a second (rather than a first) position perfected Lien on substantially all of the assets of the FCC Borrower and all other assets which, in accordance with the applicable underwriting approvals or loan documentation, were intended to serve as collateral for such FCC Loan and (b) EBITDA for the FCC Borrower must be tested no less frequently than quarterly.

“External Rating Firm” means a company engaged in the business of valuing and/or rating loans, which is reputable and recognized in the commercial finance industry for its provision of such services.

“External Valuation Report” is defined in Section 8.5(c) hereof.

“Fair Value” means, for each FCC Loan as of any date, the product of (i) the Fair Value Rating of such FCC Loan multiplied by (ii) the then current outstanding principal balance of such FCC Loan.

“Funded Debt” means, with respect to any Person at any date, without duplication, (a) all Indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other Indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, including any promissory notes, (c) all obligations of such Person under Capital Leases, (d) all Indebtedness of a third party (other than a wholly-owned subsidiary) for borrowed money, which is guaranteed by such Person, and (e) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person.

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“Incremental Revolving Commitment” is defined in Section 2.1(c) hereof.

“Incremental Revolving Loans” is defined in Section 2.1(c) hereof.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) net investment income (inclusive of all operating expenses of the Borrower as reported in its quarterly or annual financial statements) plus interest expense (to the extent used in determining net investment income) for the trailing 12-month period, all as reported by the Borrower in its quarterly or annual financial statements for such period to (b) cash interest paid by the Borrower on account of senior, secured Funded Debt for such period.

“Leverage Ratio” means the ratio of (a) Funded Debt as of any date of determination to (b) EBITDA for the applicable measurement period ending as of such date of determination.

“Portfolio Review” is defined in Section 8.5(b) hereof.

“Revolving Commitment Fee Percentage” means:

(i) prior to October 1, 2014, an amount equal to one-half of one percent (0.50%) per annum; and

(ii) from and after October 1, 2014, an amount equal to (a) one percent (1.00%) per annum, if the average daily outstanding principal balance of the Revolving Loans during the immediately preceding month is less than 25% of the Revolving Commitment, (b) three-quarters of one percent (0.75%) per annum, if the average daily outstanding principal balance of the Revolving Loans during the immediately preceding month is greater than or equal to 25% of the Revolving Commitment but less than 50% of the Revolving Commitment, or (c) one-half of one percent (0.50%) per annum, if the average daily outstanding principal balance of the Revolving Loans during the immediately preceding month is greater than or equal to 50% of the Revolving Commitment.

“Second Lien Collateral Coverage” means with respect to a FCC Borrower indebted under a Second Lien Loan the ratio (expressed as a percentage) of (i) the value of the collateral securing all Funded Debt of the FCC Borrower to (ii) the aggregate financing commitments and (without duplication) Funded Debt of such FCC Borrower, including without limitation, the commitment for the Second Lien Loan, all as determined by the Agent in its sole but reasonable discretion. For the purpose of clause (i) herein, the value of collateral securing all Funded Debt shall be approximated using the following formula: 85% of the FCC Borrower’s eligible accounts receivable plus 50% of the FCC Borrower’s eligible inventory plus 50% of the appraised value of the FCC Borrower’s equipment plus 50% of the appraised, fair market value of the FCC Borrower’s real property; provided, however this calculation will not be dispositive of the value of the collateral securing all Funded Debt of the applicable FCC Borrower.

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“Second Lien Collateral Coverage Report” means a report setting forth in detail (including accounts receivable agings, inventory break downs and other information requested by the Agent) the collateral securing the Funded Debt of an FCC Borrower indebted under a Second Lien Loan, which collateral will be assessed by the Agent in determining the Second Lien Collateral Coverage. For the avoidance of doubt, the Second Lien Collateral Coverage Report will not be dispositive of the extent of the Second Lien Collateral Coverage, which will be determined by the Agent in its sole but reasonable discretion.

“Second Lien Loan” means a loan to an FCC Borrower secured by a second position perfected Lien on substantially all of the assets of the FCC Borrower and all other assets which, in accordance with the applicable underwriting approvals or loan documentation, were intended to serve as collateral for such FCC Loan.

“Security Value of Eligible Second Lien Loans Receivable” means the Applicable Percentage, or such lesser percentage as the Agent may determine to be appropriate from time to time based upon the Agent’s assessment of the of the quality and nature of the Eligible Second Lien Loans Receivable taken as a whole, of each Second Lien Loan included in determining the Eligible Second Lien Loans Receivable.

(d)               The following provisions are hereby added to Section 2.1 of the Credit Agreement immediately after subsection (b) thereof:

(c) The Borrower may, by written notice to the Agent, request increases in the Revolving Commitment (each, an “Incremental Revolving Commitment” and the Revolving Loans thereunder, “Incremental Revolving Loans”) in an aggregate amount not to exceed $15,000,000; provided that no Commitment of any Lender shall be increased without the prior written consent of such Lender. Such notice from the Borrower shall set forth (i) the amount of the Incremental Revolving Commitment being requested (each such request to be in a minimum amount of $5,000,000) and (ii) the date on which such Incremental Revolving Commitment is to become effective. If all of the existing Lenders with a Revolving Commitment elect to provide the requested Incremental Revolving Commitment, each Lender shall be entitled to provide only a pro rata share of the requested Incremental Revolving Commitment. If one or more of the existing Lenders elect not to participate in the requested Incremental Revolving Commitment, the Lenders who have elected to provide the Incremental Revolving Commitment shall decide, as among themselves, their respective commitment amounts.

(d) No Incremental Revolving Commitment shall become effective hereunder unless:

(i) after giving effect to such Incremental Revolving Commitment, the initial Incremental Revolving Loans to be made thereunder, and the application of the proceeds therefrom, no Default or Event of Default shall exist at the time of funding;

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(ii) after giving effect to such Incremental Revolving Commitment, the initial Incremental Revolving Loans to be made thereunder and the application of the proceeds therefrom, the Borrower shall be in pro forma compliance with the covenants set forth in this Agreement; and

(iii) the Incremental Revolving Commitment is evidenced by such substitute Revolving Notes and any modification to this Agreement (executed and delivered by the Borrower, the Agent and each Lender providing an Incremental Revolving Commitment, it being acknowledged that any such modification to this Agreement, so long as it relates solely to the Incremental Revolving Commitment, need not be executed by any other Lender) or any of the other Loan Documents as reasonably required by the Agent.

(e) Any Incremental Revolving Loans shall be on the same terms (as amended from time to time) (including all-in pricing and maturity date) as are applicable to the Revolving Loans outstanding as of the date the Incremental Revolving Commitment is requested and subject to such fees as the Agent and Lenders issuing the Incremental Revolving Commitment may agree.

(f) On any date on which the Incremental Revolving Commitment becomes effective, each Lender providing a portion thereof shall become a Lender hereunder with respect its share of the Incremental Revolving Commitment and any Incremental Revolving Loans shall constitute Revolving Loans for all purposes of this Agreement and the other Loan Documents. The terms and conditions of the Incremental Revolving Commitment and the Incremental Revolving Loans made pursuant thereto shall be identical to the terms of the Revolving Commitments and the Revolving Loans, respectively, existing as of the date the Borrower requests the Incremental Revolving Commitment.

(g) With respect to the subject matter hereof, Sections 2.1(c) through 2.1(f) shall supersede any provision in Section 12.4 to the contrary.

(e)                Section 4.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

4.1 Revolving Commitment Fee. The Borrower shall pay to the Agent, for the ratable account of the Lenders, a fee equal to the Revolving Commitment Fee Percentage multiplied by the difference between the Revolving Commitment and the average daily outstanding principal balance of the Revolving Loans (the “Revolving Commitment Fee”). The Revolving Commitment Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days and shall accrue from the date hereof, to and including, the Revolving Loan Termination Date. The Revolving Commitment Fee shall be payable monthly in arrears on the first day of each month.

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(f)                Section 8.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

8.1 Financial Covenants. The Borrower shall not cause, suffer or permit:

(i) its Balance Sheet Leverage Ratio to exceed 0.50 at any time;

(ii) its Asset Coverage Ratio to be less than 2.0:1.0 at any time from and after December 31, 2014; and

(iii) its Interest Coverage Ratio to be less than 2.5:1.0, tested as of the last day of each Applicable Fiscal Quarter for the trailing 12-month period.

(g)               Section 8.2 of the Credit Agreement is hereby amended by renumbering subsection (xiii) as subsection (xv) and inserting the following provisions as new subsections (xiii) and (xiv) in Section 8.2:

(xiii) External Valuation Reports. Promptly following the preparation of each quarterly External Valuation Report pursuant to Section 8.5(c), a copy of each such report;

(xiv) Second Lien Collateral Coverage Reports. Within 30 days after the end of each quarter in a Fiscal Year, a copy of the Second Lien Collateral Coverage Report as of the final day of the such quarterly period;

(h)               Section 8.5 of the Credit Agreement is hereby amended to read in its entirety as follows:

8.5 Field Exams; Portfolio Reviews; External Valuations.

(a)                Upon the request of the Agent or any Lender, the Borrower will allow the Agent or any Lender, and any of their officers, employees or agents, at any time during normal business hours, to (i) visit and inspect the facilities and the properties of the Borrower and the Administrator, (ii) inspect and make copies or extracts from the books and records of the Borrower, and (iii) discuss with the Administrator and the Borrower’s principal managers, officers, employees and independent public accountants any and all matters with respect to the business, assets, liabilities, financial condition, results of operations and business prospects of the Borrower. Without limiting the generality of the foregoing, the Agent shall be permitted to conduct periodic field examinations of the Borrower and the Guarantors and their businesses and operations in accordance with the Agent’s normal and customary practices; provided, however, so long as no Default or Event of Default exists, the Agent and the Lenders shall not conduct more than three field examinations in the aggregate in any 12-month period.

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(b) At the request of the Agent, the Borrower will participate and will cause its principal managers and officers to participate in meetings with the Agent and the Lenders for the purpose of reviewing and discussing the corporate minutes of the Borrower’s meetings with the FCC Borrowers and otherwise discussing the performance of the FCC Loans with the Agent and the Lenders (each a “Portfolio Review”). If no Default or Event of Default exists, from and after the Closing Date, the Agent and the Lenders may collectively conduct one Portfolio Review (i) each three-month period following the most recent Portfolio Review, if the Average Excess Availability was less than $8,000,000 for the prior three months or (ii) each four-month period following the most recent Portfolio Review, if the Average Excess Availability was greater than or equal to $8,000,000 but less than $15,000,000 for the prior four months or (iii) each six-month period following the most recent Portfolio Review, if the Average Excess Availability was greater than $15,000,000 for the prior six months.

(c) On or before the 30th day of each quarter of each Fiscal Year, the Borrower shall cause to be prepared by an External Rating Firm acceptable to the Agent, and shall deliver to the Agent and the Lenders, a report (an “External Valuation Report”), evaluating the FCC Loans and assigning a Fair Value Rating to each FCC Loan or validating the Fair Value Rating of each FCC Loan. Each External Valuation Report will cover, at a minimum, approximately twenty-five percent (25%) of the FCC Loans on a rotating basis, so that (A) each FCC Loan, greater than 1.5% of the aggregate Fair Value of all FCC Loans, will be evaluated at least once during each Fiscal Year and (B) notwithstanding the immediately preceding clause (A), not less than ninety percent (90%) of all FCC Loans will be evaluated during each Fiscal Year. However, the Borrower shall cause to be prepared and delivered to the Agent and the Lenders an External Valuation Report every other fiscal quarter (i.e., every six months) (i) for each Second Lien Loan, unless the Average Excess Availability is greater than or equal to $10,000,000 for the two full months preceding the month in which such External Valuation Report would have to be delivered and (ii) for each FCC Loan that is included in any Borrowing Base Certificate and has a Fair Value Rating below 96.

(i)                 Schedule 4 to the Credit Agreement is hereby replaced by Schedule 4 to the this Agreement.

(j)                 Exhibit E to this Agreement is hereby added as Exhibit E to the Credit Agreement.

(k)               The Borrower’s new address and telecopy number for purposes of receiving Notices under the Credit Agreement are set forth below the Borrower’s signature to this Agreement.

3.                  Reaffirmation of Guaranty. Concurrently herewith, the Guarantors are executing and delivering to the Agent and the Lenders a Reaffirmation of Guaranty Agreement.

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4.                  Amendments to Other Loan Documents. Each of the other Loan Documents is hereby amended to the extent necessary to reflect the amendments to the terms of the Credit Agreement effected by this Agreement.

5.                  Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Agreement and amend the Credit Agreement as provided herein, the Borrower hereby represents and warrants to the Agent and the Lenders that:

(a)                All of the representations and warranties of the Borrower set forth in the Credit Agreement are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof and as if set forth at length herein (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties were true and correct in all material respects on such earlier date).

(b)               No Default or Event of Default presently exists and is continuing on and as of the date hereof.

(c)                Since the date of the Borrower’s most recent financial statements delivered to the Agent, no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of the Borrower, and no event has occurred or failed to occur which has had or could reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Borrower.

(d)               The Borrower has all corporate power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Agreement and all other documents, if any, executed in connection herewith (together with this Agreement, the “Amendment Documents”), and each Amendment Document to which the Borrower is a party has been duly executed and delivered by the Borrower and each such Amendment Document is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditors’ rights generally.

(e)                The execution, delivery and performance of the Amendment Documents to which the Borrower is a party will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance, (ii) conflict with, result in a breach of, or constitute a default under (A) the certificate of incorporation or the bylaws of the Borrower, (B) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (C) any mortgage, indenture, lease, contract or other material agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Borrower, other than liens in favor of the Agent for the benefit of the Lenders.

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(f)                Except for filings required under applicable securities laws, no consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery and performance by the Borrower of the Amendment Documents to which the Borrower is a party or the validity thereof or the transactions contemplated thereby.

6.                  Costs. The Borrower shall reimburse the Agent and the Lenders on demand for all costs, including reasonable legal fees and expenses and recording or filing fees, incurred by them in connection with this Agreement and the transactions referenced herein.

7.                  Amendment Fee. Upon the execution and delivery of this Agreement, the Borrower shall pay to the Agent for the ratable benefit of the Lenders an amendment fee in the amount of $36,000, which shall be fully-earned when paid and not subject to rebate or refund for any reason whatsoever.

8.                  Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

9.                  No Change. Except as expressly set forth herein, all of the terms and provisions of the Credit Agreement shall continue in full force and effect.

10.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

[Signatures on following pages]

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[Signature pages to Third Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the date set forth on the first page hereof.

BORROWER:

FULL CIRCLE CAPITAL CORPORATION

By:________________________

Name:

Title:

Address:	102 Greenwich Avenue, 2nd Floor

Greenwich, CT 06830

Attention: John E. Stuart

   Co-Chief Executive Officer

Telephone: (203) 900-2120

Telecopy: (203) 900-2103

AGENT:

SANTANDER BANK, N.A. (formerly known as Sovereign Bank, N.A.)

By: ________________________

Name:

Title:

LENDERS:

SANTANDER BANK, N.A. (formerly known as Sovereign Bank, N.A.)

By: ________________________

Name:

Title:

Lending Offices:	45 East 53rd Street
New York, NY 10573

Amount of Revolving Commitment:	$30,000,000.00

Percentage of Revolving Commitment:	66-2/3%

ALOSTAR BANK OF COMMERCE

By: ________________________

Name:

Title:

Lending Offices:	3630 Peachtree Road, Suite 1050
Atlanta, GA 30326

Amount of Revolving Commitment:	$15,000,000.00

Percentage of Revolving Commitment:	33-1/3%

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